Exhibit 10.5

AMENDMENT No. 2

TO THE

CORMEDIX INC.

AMENDED & RESTATED

2019 OMNIBUS STOCK INCENTIVE PLAN

This Amendment No. 2 (this “Amendment”) to the Amended and Restated CorMedix Inc. 2019 Omnibus Stock Incentive Plan, as amended (the “Plan”), is made effective as of this 10th day of September 2025.

WHEREAS, CorMedix Inc. (the “Company”) maintains the Plan;

WHEREAS, pursuant to Section 16 of the Plan, the Company’s board of directors (the “Board”) may amend the Plan at any time except that an amendment that increases the total number of Shares (as defined in the Plan) that may be issued pursuant to the Plan requires approval by the shareholders of the Company within twelve (12) months of the adoption of Board resolutions authorizing such amendment (the date on which such stockholder approval is obtained being the “Amendment Effective Date”); and

WHEREAS, the Board now desires to amend the Plan, effective as of the Amendment Effective Date, to increase the number of Shares reserved for issuance under the Plan from 8,160,000 Shares to 12,472,000.

NOW, THEREFORE, the Plan is hereby amended, effective as of the Amendment Effective Date and subject to the Amendment Effective Date occurring before September 10, 2026, as follows:

1.	Capitalized Terms. Capitalized terms that are not defined in this Amendment shall have the meanings ascribed thereto in the Plan.

2.	Amendment to the Plan.

The first sentence of Section 4(a) of the Plan is hereby amended in its entirety as of the Amendment Effective Date to read as follows:

“Subject to adjustment as described in Section 3(b) and Section 13 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards granted on or after the Restatement Effective Date (including Incentive Stock Options) is 12,472,000 Shares.”

The first sentence of Section 4(b) of the Plan is hereby amended in its entirety as of the Amendment Effective Date to read as follows:

“Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily), or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan, except that the maximum aggregate number of Shares which may be issued pursuant to the exercise of Incentive Stock Options granted on or after the Restatement Effective Date is 12,472,000 Shares.”

3.	Ratification and Confirmation. Except as specifically amended by this Amendment, the Plan is hereby ratified and confirmed in all respects and remains valid and in full force and effect.

4.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws thereof.

5.	Headings. Section headings are for convenience only and shall not be considered a part of this Amendment.

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